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Exhibit 99.2

Consent of Designated Directors

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, the undersigned hereby consent to be designated directors of Hawaiian Holdings in the Registration Statement on Form S-4 of Hawaiian Holdings, initially filed with the Securities and Exchange Commission on May 3, 2002 and any amendments thereto.

Dated: April 26, 2002

/s/ JOHN W. ADAMS John W. Adams	/s/ SAMSON PO'OMAIHEALANI Samson Po'omaihealani

/s/ PAUL I. CASEY Paul J. Casey	/s/ EDWARD Z. SAFADY Edward Z. Safady

/s/ TODD G. COLE Todd G. Cole	/s/ SHARON L. SOPER Sharon L. Soper

/s/ ROBERT G. COO Robert G. Coo	/s/ THOMAS J. TRZANOWSKI Thomas J. Trzanowski

/s/ JOSEPH P. HOAR Joseph P. Hoar	/s/ WILLIAM M. WEISFIELD William M. Weisfield

/s/ RENO F. MORELLA Reno F. Morella

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  Exhibit 99.2
Consent of Designated Directors